Exhibit 10.1
Execution Version

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is entered into as of September 30, 2014 by and among Ensco plc, an English public limited company (the “Parent”), Pride International Inc., a Delaware corporation and indirect wholly-owned Subsidiary of the Parent (jointly, the “Borrowers”), the undersigned Existing Banks (as defined below), the undersigned New Banks (as defined below), Citibank, N.A., as administrative agent (the “Administrative Agent”), and the Issuing Banks party hereto.
Preliminary Statements
WHEREAS, the Borrowers, the Banks party thereto as of the Effective Date (the “Existing Banks”), the Administrative Agent and the Issuing Banks are parties to that certain Fourth Amended and Restated Credit Agreement dated as of May 7, 2013 (as same may be further amended, restated, increased and extended, the “Credit Agreement”; capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement); and
WHEREAS, the Borrowers have requested that the Banks, the Administrative Agent and the Issuing Banks modify the Credit Agreement and change certain terms thereof, including to increase the facility and extend the maturity thereof, and the Administrative Agent, the Issuing Banks and the Banks party hereto, which are all of the Banks, have agreed to do so subject to the terms and conditions of this First Amendment;
WHEREAS, in connection with the increase in the facility, Standard Chartered Bank and Bank of China, New York Branch (each a “New Bank” and, collectively the “New Banks” and, together with the Existing Banks, the “Banks”) will become Banks under the Credit Agreement, and certain Existing Banks will increase their Commitments, such that after giving effect to such increase, the Commitments of the Existing Banks and the New Banks are as set forth on the Commitment Schedule attached hereto; and
WHEREAS, the Borrowers, the Administrative Agent, the Existing Banks, the New Banks, and the Issuing Banks party hereto wish to execute this First Amendment to evidence such agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, the Administrative Agent, the Banks, and the Issuing Banks party hereto hereby agree as follows:
Section 1.Amendments to Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:

“Sanctioned Person” means (a) a Person or vessel named on or, to the knowledge of the Parent, controlled by a Person named on, (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (ii) the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time (to the extent any such list does not contradict applicable anti-boycott or other legislation of the United States of America or the United Kingdom), (iii) the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (iv) the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, (v) any other sanctions list maintained by the entities specified in clauses (i) through (iv) above, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person located, organized, or resident in a Sanctioned Country, to the extent subject to a sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.
“Termination Date” means the earlier of (a) September 30, 2019, as such date may be extended by the relevant Banks pursuant to Section 2.22, and (b) the termination in whole of the Commitments pursuant to this Agreement.
(b)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical location:

“First Amendment Effective Date” means September 30, 2014.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time, or subject to any other sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.
(c)Section 2.14 of the Credit Agreement is hereby amended by adding the following new subsection (j) immediately following Section 2.14(i) of the Credit Agreement:

(j)    FATCA. For purposes of determining withholding taxes imposed under FATCA, from and after the First Amendment Effective Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(d)Section 2.22(a) of the Credit Agreement is hereby amended by deleting the phrase “the Effective Date” therein and replacing it with the phrase “the First Amendment Effective Date”.

(e)Section 4.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 4.07. Sanctions; Anti-Terrorism Laws; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)    Neither any Letter of Credit nor any part of the proceeds of the Advances will be used to fund any operations in, finance any investments or activities in or with, or make any payments to, a Sanctioned Person in any manner that would result in any violation by any Person (including any Bank, any Joint Lead Arranger, the Administrative Agent, or any Issuing Bank) of the Trading with the Enemy Act of 1917 (50 U.S.C. app. §§ 1-44), as amended, or the statutes, regulations, rules, and executive orders administered by OFAC, or any other sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.
(b)    Neither the Parent nor any Subsidiary, nor to the knowledge of the Parent, any Affiliate, director, officer, or employee of the Parent or any Subsidiary (i) is, or will become, or is controlled by, a Sanctioned Person or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Sanctioned Person that would result in any violation of the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-07) or the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), as amended, or the statutes, regulations, rules, and executive orders administered by OFAC, or any other sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.
(c)    Each of the Parent and its Subsidiaries is in compliance with any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted, except to the extent that failure to comply with such laws or regulations could not reasonably be expected to have a Material Adverse Effect.
(d)    The Parent and each of its Subsidiaries has conducted its business in compliance with all applicable anti-corruption laws, including without limitation the UK Bribery Act and the FCPA, except to the extent that failure to comply with such laws could not reasonably be expected to have a Material Adverse Effect. Neither any Letter of Credit nor any part of the proceeds of the Advances has been or will be used, directly or indirectly, in violation of the FCPA, the UK Bribery Act, or any other applicable anti-corruption law, including for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.
(e)    Except as otherwise disclosed in the Parent’s Form 10-K filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2013, neither the Parent nor any of its Subsidiaries is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offense or alleged offense under any anti-corruption, anti-terrorism, or anti-money laundering laws in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or affect the legality, validity or enforceability of the Loan Documents, and no such investigation, inquiry or proceeding is pending or, to the knowledge of any Loan Party, has been threatened.
(f)Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Use of Proceeds; Margin Regulations. Use the proceeds of any Advance or Letter of Credit (a) for any purpose other than for general corporate purposes of the Loan Parties; (b) for any purpose which violates or results in a violation of any law or regulation or this Agreement; (c) for any purpose which violates Regulation T, U or X of the Federal Reserve Board; (d) to extend credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board); (e) for any purpose which would result in margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board) comprising 25% or more of the assets (including any Equity Interests held in treasury) of the Parent and its Subsidiaries, taken as a whole or (f) for any purpose which would violate any sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.
(g)The Commitment Schedule to the Credit Agreement is hereby amended and restated in its entirety as set forth on the Commitment Schedule attached to this First Amendment, and each Bank’s Commitment on the First Amendment Effective Date shall be as set forth on such attached Commitment Schedule after giving effect to this First Amendment. Each New Bank is hereby added to the Credit Agreement as a Bank, and each such New Bank agrees to be bound by all the terms and provisions of the Credit Agreement binding on each Bank. The Borrowers shall prepay any Advances outstanding on the First Amendment Effective Date (and pay any additional amounts required pursuant to Section 9.04(b)) of the Credit Agreement to the extent necessary to keep the outstanding Advances ratable with any revised Ratable Portions arising from any nonratable increase in the Commitments under this First Amendment.

Section 2.Representations True; No Default. Each of the Borrowers represents and warrants that:

(a)this First Amendment has been duly authorized, executed and delivered on its behalf, and the Credit Agreement, as amended by this First Amendment, and the other Loan Documents to which it is a party, constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity;

(b)the representations and warranties of such Borrower contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than (i) those representations and warranties that expressly relate to a specific earlier date, which representations and warranties were true and correct in all material respects as of such earlier date and (ii) those representations and warranties that are by their terms subject to a materiality qualifier, which representations and warranties are true and correct in all respects); and

(c)after giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

Section 3.Effectiveness. This First Amendment shall become effective as of 12:01 a.m. Eastern Standard Time on the date (the “First Amendment Closing Date”) when the Administrative Agent (or its counsel) has received (a) counterparts of this First Amendment duly and validly executed and delivered by duly authorized officers of each party hereto, including each Existing Bank, each New Bank, each Issuing Bank, the Administrative Agent and each Borrower; and (b) favorable customary opinions of counsel for the Borrowers in form and substance reasonably acceptable to the Administrative Agent.

Section 4.Miscellaneous Provisions.

(a)From and after the execution and delivery of this First Amendment, the Credit Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement shall continue in full force and effect. The parties hereto agree, for the avoidance of doubt, that (i) the amendment of the Termination Date set forth in this First Amendment shall not constitute an extension of the Termination Date pursuant to, and for purposes of, Section 2.22(a) of the Credit Agreement and (ii) the increase to the facility pursuant to the amendment of the Commitment Schedule set forth in this First Amendment shall not constitute an exercise of the Parent’s right to increase the aggregate Commitments pursuant to Section 2.19 of the Credit Agreement.

(b)The Credit Agreement and this First Amendment shall be read and construed as one and the same instrument.

(c)Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as amended by this First Amendment.

(d)This First Amendment is a Loan Document for purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this First Amendment may be a Default or an Event of Default under the Loan Documents.

(e)This First Amendment shall be construed in accordance with and governed by the laws of the State of New York.

(f)This First Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)The headings herein shall be accorded no significance in interpreting this First Amendment.

Section 5.Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Issuing Banks and the Administrative Agent and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWERS:

ENSCO PLC
By:	/s/ J.W. Swent III
Name:	J.W. Swent III
Title:	Executive Vice President and Chief Financial Officer

PRIDE INTERNATIONAL, INC.
By:	/s/ David A. Armour
Name:	David A. Armour
Title:	President

ADMINISTRATIVE AGENT:

CITIBANK, N.A., as Administrative Agent
By:	/s/ Lisa Huang
Name:	Lisa Huang
Title:	Attorney-In-Fact

BANKS AND ISSUING BANKS:

CITIBANK, N.A., as a Bank and an Issuing Bank
By:	/s/ Lisa Huang
Name:	Lisa Huang
Title:	Attorney-In-Fact

DNB CAPITAL LLC, as a Bank
By:	/s/ Barbara Gronquist
Name:	Barbara Gronquist
Title:	Senior Vice President

By:	/s/ Florianne Robin
Name:	Florianne Robin
Title:	First Vice President

DNB BANK ASA, NEW YORK BRANCH, as an Issuing Bank
By:	/s/ Barbara Gronquist
Name:	Barbara Gronquist
Title:	Senior Vice President

By:	/s/ Florianne Robin
Name:	Florianne Robin
Title:	First Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank and an Issuing Bank
By:	/s/ T. Alan Smith
Name:	T. Alan Smith
Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank and an Issuing Bank
By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

HSBC BANK USA, NA, as a Bank and an Issuing Bank
By:	/s/ Steven Smith
Name:	Steven Smith
Title:	Director

BANK OF AMERICA, N.A., as a Bank
By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank
By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Vice President

MIZUHO BANK, LTD., as a Bank
By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

BNP PARIBAS, as a Bank
By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

BNP PARIBAS, as a Bank
By:	/s/ Julien Pecoud-Bouvet
Name:	Julien Pecoud-Bouvet
Title:	Vice President

GOLDMAN SACHS BANK USA, as a Bank
By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank
By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

MORGAN STANLEY BANK, N.A., as a Bank
By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Standard Chartered Bank, as a New Bank
By:	/s/ Steven Aloupis
Name:	Steven Aloupis
Title:	Managing Director

Standard Chartered Bank, as a New Bank
By:	/s/ Hsing H. Huang
Name:	Hsing H. Huang
Title:	Associate Director

Bank of China, NEW YORK BRANCH, as a New Bank
By:	/s/ Haifeng Xu
Name:	Haifeng Xu
Title:	Executive Vice President

COMMITMENT SCHEDULE

Commitments

Bank	Commitment
Citibank, N.A.	$225,000,000
Deutsche Bank AG New York Branch	$225,000,000
DNB Capital LLC	$225,000,000
HSBC Bank USA, NA	$225,000,000
Wells Fargo Bank, National Association	$225,000,000
Bank of America, N.A.	$180,000,000
Mizuho Bank, Ltd.	$180,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$180,000,000
BNP Paribas	$180,000,000
Standard Chartered Bank	$115,000,000
Goldman Sachs Bank USA	$95,000,000
Morgan Stanley Bank, N.A.	$95,000,000
Australia and New Zealand Banking Group Limited	$50,000,000
Bank of China, New York Branch	$50,000,000
Total:	$2,250,000,000